Exhibit 99.1

PAPERNUTS CORPORATION

(FORMERLY 2239794 ONTARIO INC.)

Financial Statements

December 31, 2014 and 2013

(Expressed in Canadian dollars)

1

PAPERNUTS CORPORATION (FORMERLY 2239794 ONTARIO INC.)

TABLE OF CONTENTS

DECEMBER 31, 2014 AND 2013

Report of Independent Registered Public Accounting Firm	Page 3

Balance Sheets as of December 31, 2014 and 2013	Page 4

Statements of Operations and Comprehensive Loss for the years ended December 31, 2014 and 2013	Page 5

Statements of Stockholders’ Equity (Deficit) for the period from January 1, 2012 to December 31, 2014	Page 6

Statements of Cash Flows for the years ended December 31, 2014 and 2013	Page 7

Notes to the Financial Statements	Pages 8-15

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Papernuts Corporation

We have audited the accompanying balance sheets of Papernuts Corporation as of December 31, 2014 and 2013, and the related statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the years then ended.  Papernuts Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Papernuts Corporation as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s ability to continue as a going concern is dependent upon the ability to obtain future financing, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Mississauga, Canada

March 20, 2015

ACCOUNTING › CONSULTING › TAX

900 – 50 BURNHAMTHORPE RD. W., MISSISSAUGA, ON  L5B 3C2

P: 416.626.6000

F: 416.626.8650 MNP.ca

3

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Balance Sheets

As at December 31, 2014 and 2013

(Expressed in Canadian dollars)

Notes	2014	2013
Assets

Current assets
Cash	$9,979	$-
Accounts receivable (net of allowance of $nil (2013 - $nil))	2,771	10,489
Inventory 3	15,557	7,724
Prepaid expenses and other receivables	25,371	5,668
Total current assets	53,678	23,881
Non-current assets
Equipment 4	15,371	5,440
Intangible assets 5	76,394	-
Total non-current assets	91,765	5,440
Total assets	$145,443	$29,321

Liabilities
Current liabilities
Bank overdraft	$-	$201
Accounts payable and accrued liabilities 6,7	153,705	81,215
Other taxes payable	8,342	19,460
Current portion of deferred revenue 8	11,000	11,000
Loans payable to related parties 7	115,792	107,012
Total current liabilities	288,839	218,888
Non-current liabilities
Non-current payables 6	-	43,965
Deferred revenue 8	25,667	36,667
Total non-current liabilities	25,667	80,632
Total liabilities	314,506	299,520

Stockholders' (Deficit)
Common stock (2014 - 1,220,165 common shares issued; 2013 – 1,000,000 common shares issued) 9	841,495	306,000
(Deficit)	(1,010,558)	(576,199)
Total stockholders’ (deficit)	(169,063)	(270,199)
Total liabilities and deficit	$145,443	$29,321

Going Concern	1
Contingency	11
Subsequent Events	12
Approved by the Board

“Scott MacRae”	“Jerry Moes”
Director	Director

The accompanying notes are an integral part of these financial statements

4

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Statements of Operations and Comprehensive Loss

For the years ended December 31, 2014  and 2013

(Expressed in Canadian dollars)

Notes	2014	2013
Revenue	$63,630	$55,096
Cost of revenue	29,819	32,495
Gross profit	33,811	22,601

Expenses
Advertising and promotion	13,954	1,762
Interest 7	11,273	6,418
Office and general	26,769	25,123
Rent	16,250	16,406
Salaries and fees	119,065	70,126
Travel	21,176	15,924
Depreciation and amortization 4, 5	8,930	10,472
Research and development	23,372	24,488
Professional fees	136,524	52,576
Total operating expenses	377,313	223,295

	(343,502)	(200,694)
Impairment of inventory, equipment and intangible Assets 3, 4, 5	(90,140)	(103,683)
Gain on sale of equipment	-	7,081
Forgiveness of shareholder loans	-	1,645
(Loss) on foreign exchange	(717)	(8,512)
Net loss and comprehensive loss for the year	$(434,359)	$(304,163)

Net loss per share - Basic and diluted	$(0.40)	$(0.30)

Weighted average number of shares outstanding - Basic and diluted	1,094,386	1,000,000

The accompanying notes are an integral part of these financial statements

5

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Statements of Stockholders’  Equity (Deficit)

For the period from January 1, 2013  to December 31, 2014

(Expressed in Canadian dollars)

	Common Stock
	Shares	Amount	Deficit	Total
		$	$	$
Balance January 1, 2013	1,000,000	273,500	(272,036)	1,464
Share subscription receivable	-	32,500	-	32,500
Net (loss) for the year	-	-	(304,163)	(304,163)
Balance December 31, 2013	1,000,000	306,000	(576,199)	(270,199)
Shares issued	220,165	535,495	-	535,495
Net (loss) for the year	-	-	(434,359)	(434,359)
Balance December 31, 2014	1,220,165	841,495	(1,010,558)	(169,063)

The accompanying notes are an integral part of these financial statements.

6

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Statements of Cash flows

For the years ended December 31, 2014  and 2013

(Expressed in Canadian dollars)

	2014	2013
Operating activities
Net loss for the year	$(434,359)	$(304,163)
Depreciation and amortization	8,930	10,472
Impairment of equipment and intangible assets	90,140	103,683
Accrued interest on shareholder loans	7,926	4,454
Non-cash consulting services provided	6,044	18,955
(Gain) on sale of equipment	-	(7,081)
Changes in accounts receivable	7,718	(3,591)
Change in inventory	(45,360)	(7,724)
Changes in prepaid expenses	(19,703)	5,001
Changes in accounts payable and accrued liabilities and other taxes payable	17,407	62,647
Changes in deferred revenue	(11,000)	47,667
Net cash flows used in operating activities	(372,257)	(69,680)

Investing activities
Purchase of intangible assets	(80,415)	(24,693)
Purchase of equipment	(67,453)	(5,680)
Proceeds on disposal of equipment	-	9,997
Net cash flows used in investing activities	(147,868)	(20,376)

Financing activities
Proceeds from issuance of common shares	510,495	32,500
Related party loans and advances	19,810	45,901
Net cash flows generated by financing activities	530,305	78,401

Net increase (decrease) in cash	10,180	(11,655)
(Bank overdraft) cash, beginning of year	(201)	11,454
Cash (Bank overdraft), end of year	$9,979	$(201)

Non-cash transactions
Shares issued for services	$6,044	$-
Shares issued to settle related party liabilities	18,956	-

The accompanying notes are an integral part of these financial statements

7

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Financial Statements

For the years ended December 31, 2014  and 2013

(Expressed in Canadian dollars)

1.        Nature of Business, Economic Dependence and Going Concern

2239794 Ontario Inc. (“the Company” or “Papernuts”) was incorporated in Ontario, Canada on April 8, 2010.  On January 19, 2015 the Company changed its name to Papernuts Corporation. The Company’s primary focus is the sale of paper and equipment. The Company’s registered office is as follows: 380 Vansickle Road, Unit 600, St. Catharines, Ontario, Canada, L2S 0B5.

During the year approximately 66% of revenues were derived from one customer (2013 – 73% from this same customer).

At December 31, 2014, the Company had not yet achieved profitable operations, had an accumulated deficit of $1,010,558 and expects to incur further losses in the development of its business, all of which casts significant doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funding to further develop operations and a sales and marketing program so as to grow revenue and attain profitability. Although the Company has been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company.

On February 23, 2015, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with its shareholders (the “Papernuts Shareholders”), Axiom Corp. (“Axiom”) an OTC listed corporation established under the laws of the state of Colorado, and Kranti Kumar Kotni, the controlling stockholder of Axiom  (the “Controlling Stockholder”).  Pursuant to the Share Exchange Agreement, the Papernuts Shareholders agreed to exchange  up to 1,220,165 shares, which represents 100% of  the common stock of the Company, for up to Fifty Two Million (52,000,000) shares of Axiom’s  common stock (the “Company Shares”).

On February 26, 2015, the Company closed on the Share Exchange Agreement, with 95.6% of the Papernuts Shareholders exchanging a total of 1,166,540 common shares (the “Papernuts Exchanged Shares”) for a total of 49,714,654 Axiom  Shares (the “Company Exchanged Shares”). Each Papernuts Exchanged Shares was converted into the number of Papernuts Exchanged Shares at an exchange ratio of 42.617187019 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share (the “Share Exchange”). After the Share Exchange, the Company became  a majority-owned subsidiary of Axiom.

2.        Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Significant estimates include the useful life of its equipment and intangible assets and the valuation of equipment and intangible assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At December 31, 2014 and 2013, the Company had $9,979 of cash and $201 of bank overdraft, respectively.

8

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Financial Statements

For the years ended December 31, 2014  and 2013

(Expressed in Canadian dollars)

2.        Significant Accounting Policies - continued

Revenue Recognition and Deferred Revenue

Revenue from product sales is recognized when the customer takes title, assumes the risks and rewards of ownership and collectability is reasonably assured. Revenue is recorded at the time of shipment for terms designated f.o.b. (free on board) shipping point. For sales transactions designated f.o.b. destination, revenue is recorded when the product is delivered to the customer’s delivery site, when title and risk of loss are transferred.

Revenue from the sale of licences and distribution agreements is recognized over the related term of the agreement.  Proceeds received prior to the Company meeting its revenue recognition criteria is recorded as deferred revenue and shown as either a current or non-current liability depending on the expected timing of recognition.

Shipping and Handling Costs

Shipping and handling costs, such as freight to our customers’ destinations, are included in distribution expenses in the statement of operations and comprehensive loss. When shipping and handling costs are included in the sales price charged for our products, they are recognized in revenue.

Inventories

Inventories are valued at the lower of cost or market using the average cost method. Inventory is periodically reviewed for use and obsolescence, and adjusted as necessary. Inventory consists of raw material and finished goods.

Equipment

Equipment is stated at cost, less accumulated depreciation. Expenditures for betterments are capitalized, whereas normal repairs and maintenance are expensed as incurred. The straight-line method is used to depreciate equipment over its estimated useful life, ranging from 3-5 years.

Impairment of Long-lived Assets

The Company periodically evaluates the carrying value of long-lived assets in accordance with GAAP, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposal.

Loss per Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity instruments. There are no such common stock equivalents outstanding as of December 31, 2014 and 2013.

9

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Financial Statements

For the years ended December 31, 2014  and 2013

(Expressed in Canadian dollars)

2.        Significant Accounting Policies - continued

Income Taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of related assets and liabilities in the period in which such events occur. Such adjustment may have a material impact on the Company’s income tax provision and results of operations.

Fair Value of Financial Instruments

The standard, “Disclosures about Fair Value of Financial Instruments”, defines financial instruments and requires fair value disclosures for those instruments. The standard, “Fair Value Measurements”, defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable and accrued liabilities and loans payable qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. For the loans payable to related parties, the Company believes the carrying value of the loans approximates fair value as the interest rates are market rates.

The standard establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy defined by the standard are as follows:

Level 1	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and U.S. government treasury securities;
Level 2	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over the counter forwards, options and repurchase agreements; and
Level 3	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs. At each balance sheet date, the Company performs an analysis of all instruments subject to the standard and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

10

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Financial Statements

For the years ended December 31, 2014  and 2013

(Expressed in Canadian dollars)

2.        Significant Accounting Policies - continued

There were no assets or liabilities measured at fair value on a recurring basis as of December 31, 2014  and 2013.

Foreign Currency Translation

These financial statements are expressed in Canadian dollars, the functional currency of the Company.

Monetary assets and liabilities denominated in currencies other than Canadian dollars are translated into Canadian dollars at the rate of exchange in effect at the end of the reporting period.  Revenues and expenses are translated at the transaction exchange rate.  Foreign currency gains and losses resulting from translation are reflected in net income (loss) of the period.

Accounting Principles Recently Adopted and for Future Adoption

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740) Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” (“ASU 2013-11”). This guidance states that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this ASU had no material impact on the Company’s financial statements.

In May 2014, FASB issued ASU 2014-09 with the intent of significantly enhancing comparability of revenue recognition practices across entities and industries. The new standard provides a single principles-based, five-step model to be applied to all contracts with customers and introduces new, increased disclosure requirements.  The new standard is effective for annual and interim periods beginning on or after December 15, 2016 and may be applied on either a full or modified retrospective basis.  The Company is currently assessing the impact of the new standard to the Company’s financial statements.

In August 2014, FASB issued ASU 2014-15 providing guidance on how to account for and disclose going concern risks.  The new standard is effective for annual and interim periods beginning on or after December 15, 2016.  The Company is currently assessing the impact of the new standard to the Company’s financial statements.

3.        Inventory

	2014	2013

Raw materials	$12,907	$7,724
Finished goods	2,650	-
Total inventory	$15,557	$7,724

During the year ended December 31, 2014 the Company recorded an impairment charge of $37,527 (2013 - $Nil) with respect to obsolete inventory.

11

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Financial Statements

For the years ended December 31, 2014  and 2013

(Expressed in Canadian dollars)

4.        Equipment

		Accumulated
December 31, 2014	Cost	Depreciation and Impairment	Net Book Value
Furniture	$3,832	$(2,178)	$1,654
Machinery	96,705	(82,988)	13,717
	$100,537	$(85,166)	$15,371

		Accumulated
December 31, 2013	Cost	Depreciation and Impairment	Net Book Value
Furniture	$2,990	$(1,495)	$1,495
Machinery	30,095	(26,150)	3,945
	$33,085	$(27,645)	$5,440

Depreciation expense during the year ended December 31, 2014 was $4,909 (2013 - $10,472).  During the year ended December 31, 2014 the Company recorded an impairment charge of $52,613 (2013 - $6,900) with respect to its equipment.

5.        Intangible Assets

In June 2014, the Company acquired the rights to the Papernuts trademark for $80,415 ($75,000 USD).  Terms of the agreement are as follows:

●	Upon signing the agreement and paying $20,000 USD (paid in July 2014), the Company received the temporary right to use the Papernuts name and trademark, provided the Company comply with certain insurance and other requirements as stipulated by the vendor.
●	Upon payment of an additional $55,000 USD, required to be paid by September 15, 2014 (and paid on that date), the Company received permanent use and ownership of the Papernuts name, web domain and any trademarks, patents and rights to sell Papernuts products in the US and Canada.
●	The Company is required to pay a royalty of 2% of sales of Papernuts products, to a maximum of $100,000 USD.
●	As part of this agreement, should the Company and the vendor not be able to negotiate a distribution contract in the future, the Company will be required to acquire certain of the vendor’s inventory valued at approximately $35,000 USD. The Company has recorded an impairment charge of $37,527 as at December 31, 2014 with respect to this inventory.

The Company recorded amortization of $4,021 relating to this asset during the year ended December 31, 2014 leaving an asset balance of $76,394 as at December 31, 2014.  Expected amortization over the next five years is expected to be $8,042 per annum.

The Company purchased a patent for $38,988 and distribution rights for $57,795 in 2013. The Company performed an annual impairment test on December 31, 2013 for the patent and the distribution rights and concluded that the undiscounted cash flows estimated to be generated by these assets were less than their carrying amounts. The patent and distribution rights were impaired and the Company recorded an impairment charge of $38,988 for the patent and $57,795 for the distribution rights.

12

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Financial Statements

For the years ended December 31, 2014  and 2013

(Expressed in Canadian dollars)

6.        Accounts payable and accrued liabilities

Accounts payable consisted of the following as at December 31, 2014 and 2013.

	2014	2013

Accounts payable	$9,768	$24,576
Accrued liabilities	143,937	100,604
	153,705	125,180
Current accounts payable and accrued liabilities	153,705	81,215
Non-current payables	$-	$43,965

$56,152 included in accrued liabilities at December 31, 2013 relates to the purchase of intangible assets as described in Note 5.

7.        Related Party Transactions and Balances

	2014	2013

8% Demand loans	$115,792	$88,056
Due to related party	-	18,956
Loans payable to related parties	$115,792	$107,012

On August 1, 2012, the Company received loans of $32,500 from shareholders. The loans were unsecured, and were due and payable on demand as they were contracted to meet the Company’s 2012 general fiscal obligations. In April, 2014 a shareholder made additional advances of $7,500 to the Company. As at December 31, 2014 there is principal and interest of $46,741  ($36,190 as at December 31, 2013) outstanding in relation to those loans.

On March 28, 2013 the Company received loans of $18,629 from a shareholder. The loans were unsecured, and were due and payable on demand as they were contracted to meet the Company’s 2013 general fiscal obligations. The shareholder made further advances of $32,098 on December 31, 2013 and $12,310 from January 1, 2014 to April 1, 2014. As at December 31, 2014, there is principal and interest of $69,051  ($51,866 as at December 31, 2013) outstanding in relation to those loans.

During the year ended December 31, 2013 a related party earned commissions of $18,956 and earned additional commissions of $6,044 in 2014. These commissions were satisfied through the issuance of 50,000 common shares on April 2, 2014 (note 9).

In June, 2014 the Company received an advance of $25,000 from a shareholder. This amount was non-interest bearing and was repaid in July, 2014.

During the year ended December 31, 2014 and 2013 the shareholders charged interest of $7,927 and $3,364, respectively on these demand loans.  No payments of interest have been made and the unpaid interest is included in the loan balances noted above.

As at December 31, 2014, accounts payable included an additional $7,650 in fees and expense reimbursements due to officers of the Company.

13

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Financial Statements

For the years ended December 31, 2014  and 2013

(Expressed in Canadian dollars)

8.        Deferred Revenue

In April 2013, the Company entered into an exclusive distribution agreement providing the rights to commercialize and distribute the Company’s patented PaperNuts converter machines in the Ottawa and Hull-Gatineau regions of Canada.

Of the $55,000 up-front licensing fee received, $11,000 has been recognized as revenue during the year (2013 - $7,333) and $36,667 has  been recorded as deferred revenue as at December 31, 2014. The balance of deferred revenue will be amortized into contract revenue over theremaining period of the Company’s obligations under the agreement of approximately 3.4  years.

9.        Share Capital

The Company has an unlimited number of common shares authorized with no par value. A summary of the share capital activity for the years ended December 31, 2014 and 2013 is presented below:

	Shares #	Amount $

Balance, December 31, 2012	1,000,000	$273,500
Share subscriptions received	-	32,500
Balance, December 31, 2013	1,000,000	306,000
Issuance of common shares	220,165	535,495
Balance, December 31, 2014	1,220,165	$841,495

At December 31, 2012 there remained outstanding $32,500 of proceeds with respect to shares issued in 2011.  These proceeds were fully collected in 2013.

On April 14, 2014, the Company issued 50,000 common shares at a price of $0.50 per share for commissions of $25,000 earned in 2013 and 2014 (see note 7). From July through October, 2014 the Company issued 170,165 common shares at a price of $3.00 per share for gross proceeds of $510,495.

10.      Income taxes

Estimated interest and penalties related to recording uncertain tax positions when recorded are included as a component of income tax expense on the statement of operations and comprehensive loss. The Company has not recorded any liabilities for uncertain tax positions or any related interest and penalties. The Company’s tax returns are open to audit for the years ended December 31, 2010, 2011, 2012, 2013 and 2014.

A reconciliation between income taxes at statutory tax rates of 15.5% and the actual income tax provision is as follows:

	2014	2013

Loss before income taxes	$(434,359)	$(304,163)

Expected income tax recovery	$67,326	$47,145
Change in valuation allowance	(67,326)	(47,145)

Provision for income taxes	$-	$-

14

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Financial Statements

For the years ended December 31, 2014  and 2013

(Expressed in Canadian dollars)

10.      Income taxes (continued)

The cumulative tax effect at the expected rate of 15.5% of significant items comprising the Company’s net deferred tax amount is as follows:

	2014	2013
Deferred tax asset attributable to:
Net operating loss carryover	$141,553	$69,189
Tangible and intangible assets	(910)	(3,116)
Less: valuation allowance	(140,643)	(66,073)

Net deferred tax asset	$-	$-

The Company’s net operating losses expire at various times between December 31, 2031 and December 31, 2034.

11.      Contingency

In the first quarter of 2015 the Company became aware of a potential claim from an individual stating that he was owed $150,000 worth of common shares. No action has been commenced as of the date of this report. Management is of the opinion that this potential claim is without merit. Accordingly, no provision has been made in these financial statements.

12.      Subsequent Events

a)	On February 26, 2015, the Company issued 4,692 common share purchase warrants at an exercise price of CDN$3.00 and 127,882 common share purchase warrants at an exercise price of CDN$4.00 expiring February 26, 2017. The warrants were valued at $183,852 using the Black-Scholes pricing model assuming no expected dividends, with a volatility of 100%, expected life of two years and a risk-free rate of 0.43%.

b)	On February 23, 2015, the Company entered into a Share Exchange Agreement with its shareholders, Axiom and Kranti Kumar Kotni, the controlling stockholder of Axiom. Pursuant to the Share Exchange Agreement, the Shareholders agreed to exchange up to 1,220,165 shares, which represents 100% of the common stock of the Company, for up to Fifty Two Million (52,000,000) restricted shares of Axiom’s common stock (the “Company Shares”).

On February 26, 2015, the Company closed on the Share Exchange Agreement, with 95.6% of the Papernuts Shareholders exchanging a total of 1,166,540 common for a total of 49,714,654 Axiom Shares. Each Papernuts Exchanged Share was converted into the number of Papernuts Exchanged Shares at an exchange ratio of 42.617187019 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share. After the Share Exchange, the Company became a majority-owned subsidiary of Axiom.

Additionally, on February 23, 2015, Mr. Scott MacRae, the Chief Executive Officer of Papernuts, entered into a Stock Purchase Agreement with Mr. Kotni, whereby Mr. MacRae purchased 30,000,000 shares of Axiom’s common stock beneficially owned by Mr. Kotni. The Shares were purchased by Mr. MacRae for an aggregate purchase price of $75,000.  As a result, Papernuts became a majority owned subsidiary of Axiom and Axiom now carries on the business of Papernuts as its primary business. This is considered a reverse merger for accounting purposes with Papernuts consider the acquirer of Axiom.

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